Exhibit 10.28.6

EXECUTION COPY

FIRST PREFERRED FLEET MORTGAGE

DATED AS OF

December 1, 2004

MADE BY

TRAILER BRIDGE, INC.

Mortgagor:	Trailer Bridge, Inc.

Mortgagor’s Address:	10405 New Berlin Road East
Jacksonville, Florida 32226

Mortgagor’s Interest:	100%

Mortgagee:	Wells Fargo Bank, National Association, as Trustee

Mortgagee’s Address:	Wells Fargo Bank, National Association
213 Court Street
Suite 703
Middleton, Connecticut 06457
Attention: Trailer Bridge Administrator

Mortgagee’s Interest:	100%

Amount of Mortgage:	$85,000,000.00

i

Section 6.03	No Waiver of Preferred Status	17
Section 6.04	Survival of Agreements	17
Section 6.05	Notices	17
Section 6.06	Counterparts; Amendments	17
Section 6.07	Nature of Agreements Hereunder	17
Section 6.08	Recording	17
Section 6.09	Construction	18
Section 6.10	Governing Law	18
Section 6.11	Resignation or Removal of Trustee	18

ANNEXES:

I	Indenture

SCHEDULE:

I	Vessels

ii

THIS FIRST PREFERRED FLEET MORTGAGE, dated as of the first day of December, 2004 (as the same may hereinafter be amended, supplemented or otherwise modified, the “Mortgage”), is made and given by TRAILER BRIDGE, INC., a Delaware corporation with its principal place of business at 157 East 57th Street, 19th Floor, New York, New York 10022 (“Mortgagor”), to Wells Fargo Bank, National Association, a national banking association, in its capacity as Trustee under the Indenture referred to below, with an office at 213 Court Street, Suite 703, Middleton, Connecticut 06457 (acting in such capacity, the “Trustee” or the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Mortgagor is the sole owner of the whole of the vessels set forth on Schedule I attached hereto and made a part hereof (hereinafter called the “Vessels”), duly documented in the name of the Mortgagor under the laws of the United States with the appropriate office of the United States Coast Guard at the National Vessel Documentation Center in Falling Waters, West Virginia (“NVDC”);

WHEREAS, the Mortgagor, as issuer, and the Mortgagee, as the Trustee for the benefit of the holders of the Notes, are parties to that certain Indenture dated as of December 1, 2004, a copy of which is annexed hereto as Annex I and made a part hereof (said Indenture, as the same may be amended, supplemented or otherwise modified from time to time, being herein called the “Indenture”), pursuant to which the Mortgagor will issue notes in an aggregate principal sum of $85,000,000 (Eighty-Five Million United States Dollars) (the “Notes”); and

WHEREAS, the Mortgagor has agreed to execute and deliver to the Mortgagee on behalf of the holders of the Notes this Mortgage in order to secure the payment in full of the Notes and other Note Obligations (as defined in the Indenture), and the total amount of the Mortgage is as set forth in Section 6.08 hereof;

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in order to secure the payment and performance of (i) all Note Obligations, and all undertakings and liabilities of Mortgagor, now existing or hereafter incurred, under, arising out of, or in connection with the Indenture, the Notes and the Security Documents (collectively, the “Note Documents”); (ii) the unpaid principal amount of, and accrued interest on, the Notes (iii) all Note Obligations, undertakings and liabilities of Mortgagor now existing or hereafter incurred, under, arising out of or in connection with this Mortgage; and (iv) any and all other present and future indebtedness, obligations, undertakings and liabilities of any kind whatsoever of Mortgagor to Mortgagee, direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Mortgagee or otherwise acquired by Mortgagee or from time to time reduced and thereafter increased, the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and by these presents does grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, the whole of the Vessels, together with all of the boilers, engines, generators, air compressors, cranes, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, apparel, furniture, fittings and equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements, renewals and replacements hereafter made in or to any of the Vessels, or any part thereof, or in or to said appurtenances, all of which property shall be deemed to be included in the terms “Vessel” and “Vessels” as used in this Mortgage;

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, its successors and assigns forever upon the terms herein set forth;

PROVIDED, HOWEVER, and these presents are on the condition that, if the Mortgagor, its successors or assigns shall pay and perform each and every one of the Note Obligations in accordance with the terms of the Note Documents and any other instrument evidencing any Note Obligation, then these presents and the estate and rights hereunder shall cease, terminate and be void, otherwise to be and remain in full force and effect.

NOTWITHSTANDING anything to the contrary contained herein, the term “Vessel” and “Vessels” as used herein shall not be deemed to include the Excluded Accounts Receivable (as such term is hereinafter defined). As used herein, the term “Excluded Accounts Receivable” means all present and future rights of Mortgagor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Inventory (as such term is hereinafter defined) that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from Mortgagor’s operation or use of any Vessel or other Equipment, as such term is hereinafter defined, included in the definition of the terms “Vessel” or “Vessels” set forth above but excluding amounts due from a third party in respect of the operation or use by a third party of any such Vessel or Equipment pursuant to the lease, charter or other disposition of such Vessel or Equipment), (c) for a secondary obligation relating to Excluded Accounts Receivable incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Excluded Accounts Receivable. As used herein (x) the term “Inventory” means all of Mortgagor’s now owned or hereafter existing acquired goods, wherever located, which (i) are leased by Mortgagor as lessor, (ii) are held by Mortgagor for sale or lease or to be furnished under a contract of service, (iii) are furnished by Mortgagor under a contract of service, or (iv) consist of raw materials, work in progress, finished goods or materials used or consumed in a business, provided that the term “Inventory’ shall not include Equipment, and (y) the term “Equipment” means all of Mortgagor’s now owned and hereafter acquired equipment, wherever located, including containers, chassis’, tractors, vehicle transportation modules, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

ARTICLE I

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

MORTGAGOR

In order to induce the Mortgagee and the holders of the Notes to enter into the Indenture and to induce the holders of the Notes to purchase their Notes thereunder, the Mortgagor represents and warrants to the Mortgagee for the benefit of, and to, the holders of the Notes and covenants with the Mortgagee for the benefit of, and with, the holders of the Notes that:

Section 1.01 Payment and Performance of Note Obligations. The Mortgagor will pay, observe, perform and comply with each and every one of the covenants, terms and conditions herein expressed or implied (including, without limitation, the Note Obligations), on its part to be observed, performed, or satisfied.

Section 1.02 Citizenship. The Mortgagor is a citizen of the United States as defined in section 2 of the Shipping Act, 1916, as amended, duly qualified to engage in the coastwise trade and in foreign commerce of the United States, and shall remain such a citizen during the life of this Mortgage.

Section 1.03 Ownership of Vessels, Warranty and Defense of Title. The Mortgagor lawfully owns and is lawfully possessed of the Vessels free from any Lien whatsoever other than the lien of this Mortgage and Permitted Collateral Liens and the Mortgagor will warrant and defend the title to, and possession of the Vessels and every part thereof for the benefit of the Mortgagee for the benefit of the holders of the Notes against the claims and demands of all Persons whomsoever.

Section 1.04 Compliance with Laws.

(a) Documentation. The Mortgagor will comply with and satisfy all provisions of the laws and regulations of the United States now or hereafter from time to time in effect in order that the Vessels shall continue to be documented vessels pursuant to the laws of the United States as vessels of the United States under the United States flag with such endorsements as shall qualify the Vessels for participation in the coastwise trade and such other trades and services to which they may be dedicated from time to time.

(b) U.S. Code, Tit. 46, Ch. 313. The Mortgagor will, at its sole expense and at no cost to the Mortgagee, comply with and satisfy all the provisions of the U.S. Code, Tit. 46, Ch. 313, as amended, in order to establish, record and maintain this Mortgage as a First Preferred Fleet Mortgage thereunder upon the Vessels, and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Vessels to the lien of this Mortgage as aforesaid.

(c) Laws, Treaties and Conventions. The Vessels shall, and the Mortgagor covenants that they will, at all times comply with all applicable laws, treaties and conventions and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.

Section 1.05 Operation of Vessels. The Mortgagor will not cause or permit any Vessel to be operated in any manner contrary to applicable law or regulation, or in any manner not permitted by the Indenture or by any insurances required thereby and hereby, will not engage in any unlawful trade, violate any law or carry any cargo that will expose any Vessel to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of such Vessel under the laws and regulations of the United States of America. Mortgagor shall keep the operation of any Vessel within the permitted navigational limits set forth in the trading warranties of the policies of insurance covering the Vessels and in any case will not operate the Vessels, or permit any Vessel to be operated, in any area where such insurance would not be fully applicable and enforceable with respect to such Vessel and its operation.

Section 1.06 Claims, Taxes, Fees, Etc. The Mortgagor will pay and discharge or cause to be paid and discharged when due and payable from time to time, all claims against, and fees, taxes, assessments, governmental charges, fines and penalties (collectively “claims”) imposed on the Vessels, their cargoes or any income therefrom; provided, however, that Mortgagor shall have the right to contest any such claims by appropriate proceedings timely commenced and diligently prosecuted; provided, further, that Mortgagor first provides adequate replacement security to cause the release of any Vessel responsible for such contested claims and provided that such contest otherwise poses no risk to the Collateral or Mortgagee’s position in it.

Section 1.07 Liens. Neither the Mortgagor, any shipper or charterer, the master of any Vessel nor any other person who has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon such Vessel, its freights, profits or hires, shall create, incur or permit to be placed or imposed or continued upon such Vessel any lien, security interest, encumbrance or charge whatsoever other than Permitted Collateral Liens. As to the Barges (as such term is defined on Schedule I hereto, herein referred to collectively as the “Barges”), Mortgagor agrees to hold a certified copy of this Mortgage in safekeeping and with each Barge’s papers on board each Barge, in the case of each self-propelled Barge, and in the principal office of Mortgagor for each non-self propelled Barge, on demand to exhibit the same to any person having business with the Barge, or to any representative of Mortgagee. As to each Barge, Mortgagor shall also place and cause to be displayed in a prominent place and in a durable manner a notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF FIRST PREFERRED FLEET MORTGAGE AND OWNERSHIP”

“This Vessel is owned by TRAILER BRIDGE, INC. and is covered by a first preferred fleet mortgage in favor of Wells Fargo Bank, National Association, as Trustee and Mortgagee on behalf of the holders of the Notes, under Chapter 313 of Title 46 of the United States Code. Under the terms of said first preferred fleet mortgage, neither Owner, any charterer nor any subcharterer nor the master of this Vessel nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, or upon title thereto or any interest therein any lien whatsoever other than liens for current wages of the crew (including the master) of this Vessel, or for general average or salvage.”

Such notice shall be amended at the sole cost and expense of Mortgagor, upon request of Mortgagee, to reflect the identity of any successor Mortgagee.

Section 1.08 Notice of Mortgage. The Mortgagor shall exhibit and shall require that any other person having custody or control of each Barge exhibit a copy of this Mortgage to any person having business with each Barge which might give rise to a maritime lien upon any Barge or otherwise be deemed a sale, conveyance, mortgage or lease thereof and, on demand, to any representative of the Mortgagee.

Section 1.09 Removal of Liens. The Mortgagor will not suffer to be continued any lien (other than Permitted Collateral Liens), encumbrance or charge on any Vessel other than this Mortgage, and in due course and in any event within thirty (30) days after the same shall become due and payable, will pay or cause to be discharged or make adequate provisions for the satisfaction or discharge of all claims or demands secured by any lien, charge or encumbrance on each Vessel and will cause such Vessel to be released or discharged from any such lien, encumbrance or charge thereon, without prejudice to Mortgagor’s right to contest any claims under Section 1.06 hereof following the release or discharge of such lien.

Section 1.10 Libel or Attachment. If a libel is filed against any Vessel or if it shall be arrested, attached, levied upon or taken into custody by virtue of any proceeding in any court or tribunal or by any government or other authority, the Mortgagor shall promptly notify the Mortgagee thereof by telecopier, confirmed by overnight letter addressed to the Mortgagee and delivered to Mortgagee by an internationally recognized courier service, and within three (3) days after any such libel, levy, attachment or taking into custody will cause such Vessel to be released and will promptly notify the Mortgagee of such release in the manner aforesaid.

Section 1.11 Maintenance of Barges. The Mortgagor will at all times and without cost or expense to the Mortgagee cause to be maintained and preserved the Barges in good running order and repair, so that the Barges shall be tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good order and operating condition, ordinary wear and tear excepted. The Mortgagor will comply with and cause the Barges to comply with all applicable United States Coast Guard Regulations. Mortgagor shall cause the Barges to be drydocked, cleaned and painted whenever required by good commercial marine maintenance practice and the requirements of any insurance policy or entries respecting the Barges. All maintenance and repairs will be made in a good and workmanlike manner by persons of appropriate skill and experience whose work will not adversely affect the service life or marketability of any Barge. All repairs, parts, mechanisms, devices, replacements, improvements, changes, additions and alterations to any Barge shall immediately and without further act, become part of such Barge and subject to this Mortgage. Mortgagor shall promptly furnish to the Mortgagee copies of each damage survey with respect to damage to any Barge where the survey does not specifically quantify the cost of total damages or where the survey states total damage in excess of $100,000.00.

Section 1.12 Changes in Barges. The Mortgagor will not make, or permit to be made, any change in the structure or type of any Barge or in its rig the could reasonably be expected to materially diminish the market value of the Barge or that could materially and adversely affect the rights of the Mortgagee under this Mortgage.

Section 1.13 Inspection. The Mortgagor at all times shall afford the Mortgagee or its authorized representatives full and complete access to the Vessels for the purpose of inspecting or surveying the same and its papers and, at the request of the Mortgagee, the Mortgagor shall deliver for inspection copies of any and all contracts and documents relating to the Vessels, whether on board or not and shall cause any charterer to comply herewith during the term of any charter to the maximum extent permitted thereunder; provided that, absent the continuation of an Event of Default, Mortgagee shall organize such inspections where reasonably possible so as not to interfere with the Vessels’ normal operations.

Section 1.14 Change of Flag or Documentation. So long as no Default then exists or is continuing, the Mortgagor may change the flag or documentation of any Vessel in accordance with the procedures set forth in this Section 1.14, provided that the Mortgagor may change the flag of or re-document any of the Vessels only in the following jurisdictions: The Republic of Panama, The Republic of the Marshall Islands, The Commonwealth of Dominica, St. Vincent and the Grenadines, and the United Kingdom. Not later than sixty (60) days before the date of such proposed flag change or re-documentation, the Mortgagor shall provide written notice thereof to the Mortgagee. Such notice shall (i) describe the proposed flag change or re-documentation; and (ii) state that such flag change or re-documentation will not interfere with the Mortgagee’s ability to realize the value of the relevant Vessel(s) and will not impair the maintenance and operation of such Vessel(s). Contemporaneously with the delivery of such written notice, the Mortgagor shall deliver to the Mortgagee (a) an Officer’s Certificate stating that (i) such change of flag or re-documentation complies with the terms and conditions of the Indenture and this Mortgage, including, without limitation, the provisions of this Section 4.14; (ii) there is no Default in existence or continuing on the date thereof; (iii) such change of flag or re-documentation will not result in a Default or an Event of Default; and (iv) all conditions precedent in the Indenture and this Mortgage relating to such change of flag or re-documentation have been complied with; (b) all documentation required by the TIA (including, without limitation, Section 314(d) of the TIA) prior to the proposed change of flag or re-documentation; (c) an Opinion of Counsel in the jurisdiction in which the Vessel(s) is to be re-flagged or re-documented, which Opinion of Counsel shall be acceptable in form and substance to the Mortgagee and shall state, among other things, that upon the taking of steps therein described (including, without limitation, the filing of any ship mortgages, fleet mortgages or amendments thereto), the Mortgagee will have a valid Lien on the re-flagged or re-documented Vessel(s); and (d) all documentation (including, without limitation, any ship mortgages, fleet mortgages, or amendments thereto) necessary or reasonably requested by the Mortgagee to grant to the Mortgagee a perfected first priority Lien (subject only to Permitted Collateral Liens) on the re-flagged or re-documented Vessel(s). The Mortgagor shall then promptly take the actions described in the immediately preceding clauses (c) and (d).

Section 1.15 Charter of Vessels. The Mortgagor will not charter any Vessel to, or permit any Vessel to serve under any contract of affreightment with, a person included within the definition of “designated foreign country” or a “national” of a “designated foreign country” in the “Foreign Assets Control Regulations” or “Cuban Assets Control Regulations” of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

Section 1.16 Requisition of Title or Use. In the event that the title to or ownership of any Vessel, or the use of such Vessel (whether on a bareboat, time or voyage charter basis or any other basis), shall be requisitioned, purchased or taken by, or such Vessel shall be seized by or forfeited to, any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, or by any other Person(s), whether or not acting under color of governmental authority, the compensation, purchase price, reimbursement or award for such requisition, purchase, seizure, forfeiture or other taking of such title, ownership or use shall forthwith be and become payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in Section 4.10 of the Indenture.

Section 1.17 Notice of Loss, Requisition or Damage. In the event of (a) the disappearance or actual or constructive loss of any Vessel, (b) any event referred to in Section 1.16 hereof with respect to such Vessel, or (c) any casualty, accident or damage to such Vessel in excess of $100,000.00, the Mortgagor will give written notice thereof (containing full particulars), within three business days of the occurrence thereof, to the Mortgagee.

Section 1.18 Insurance.

(a) Form and Amount.

(i) Hull & Machinery Insurance. At its own expense, Mortgagor will maintain or cause to be maintained with financially sound and reputable insurers (all risk equivalent) marine hull and machinery insurance (and, if necessary to satisfy the proviso of this subparagraph, policies of increased value insurance) and war risk hull & machinery insurance covering confiscation, appropriation, nationalization and seizure for vessels operating outside the United States coastal waters on an agreed value basis on each Vessel against loss, damage, fire and hurricane loss or damage and such other perils and in such amounts as are usually maintained on vessels engaged in the same or a similar business under blanket fleet policies with respect to vessels of like size, character and marine activity; provided, however, that in no event shall the amount of such insurance at any time be less than full commercial value of such Vessel.

Such insurance shall be effective on the date hereof and shall name the Mortgagor, Mortgagee and other interested persons as insureds as their respective interests may appear, but (subject only to Section 1.18(b) and Section 1.18(d) hereof) shall be payable solely to Mortgagee for further disbursement by it to the other insureds as their interests may appear and shall be applied as set forth in Section 1.18(b) and Section 1.18(d).

With respect to policies required under this Section 1.18(a)(i), for each of the Barges, the deductible for such policies shall not exceed $100,000.00 per incident.

(ii) Liability Insurance. At its own expense, Mortgagor shall maintain entries with financially sound and reputable insurers or protection and indemnity associations acceptable to Mortgagee, protecting the interests of Mortgagor and Mortgagee against liability for property damage to third persons and personal injury or death to any person arising out of the maintenance, use, operation and ownership of the Vessels, protection and indemnity, collision, pollution and removal of wreck insurance (including liability to any governmental authority or other person with respect to pollution liability), as well as war risks liability for vessels operating outside the coastal waters of the United States, in such amounts as are usually carried by persons engaged in the same or similar businesses; provided, however, that in no event shall the amount of such insurance per person and per occurrence (subject to a usual and customary deductible) be less than the customary amount of coverage available on the market from time to time with respect to vessels of the same type, age and trade as the Vessels. Such liability insurance shall name each of the Mortgagee, and other interested persons as additional insureds, as their respective interests may appear, but the proceeds of such policies shall be payable to the Person or Persons actually suffering the loss in respect of which such proceeds are payable.

(b) Application of Proceeds. All policies of insurance required under this Section 1.18 shall be placed through first-class marine brokers and shall name the Mortgagor and Mortgagee, as named insureds. Policies maintained under Section 1.18(a)(a)(i) above shall name the Mortgagee as a loss payee for the benefit of the holders of the Notes and shall provide that all payments in respect of loss or damage shall be made solely to the Mortgagee for all amounts in excess of $250,000.00 and that upon the occurrence and continuance of a Mortgage Event of Default hereunder, all proceeds shall be payable solely to Mortgagee for the benefit of the Mortgagee and the holders of the Notes. Any insurance recoveries under any policies to which the Mortgagee shall be so entitled shall be applied as provided in Section 4.10 of the Indenture.

(c) Constructive Total Loss. In the event of an accident, occurrence or event resulting in a constructive total loss of any Vessel, the Mortgagee may claim for a constructive total loss of such Vessel and require that Mortgagor declare such to be a constructive total loss, and if both (i) such claim is accepted by all underwriters under all policies then in force as to such Vessel under which payment is due for total loss and (ii) payment in full is made in cash under such policies, then, with the underwriters’ approval, the Mortgagee shall abandon such Vessel to the underwriters under such policies, free from the lien of this Mortgage.

(d) Mortgagor’s Repair of Damage. Unless otherwise required by the Mortgagee by notice to the underwriters stating that a Mortgage Default is continuing hereunder, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on any Vessel with respect to protection and indemnity risks may be paid directly to the Mortgagor to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by paragraph (c) of this Section 1.18) under any insurance with respect to any Vessel involving any damage to the Vessel, the underwriters may pay directly for the repair, salvage or other charges involved or, if the Mortgagor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Mortgagor as reimbursement therefor; provided, however, in each case, that if such damage involves a loss in excess of U.S. $250,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee. Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Mortgagor or others, shall be paid by the Mortgagee to, or as directed by, the Mortgagor and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee in the manner provided therefor herein or in the Indenture.

(e) Carriers; Approvals. All insurance required under this Section 1.18 shall be placed and kept with the United States Government or with reputable American, British, or other insurance companies, underwriters’ associations, clubs or underwriting funds.

(f) Taking, Requisition, etc. During the continuance of a taking, requisition or charter of the use of any Vessel by the United States Government, the provisions of this Section shall be deemed to have been complied with in all respects as to such Vessel if the United States Government shall have agreed, pursuant to an agreement in form and substance satisfactory to the Mortgagee, to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in Section 1.18(a). In the event of any taking, requisition, charter or loss of such Vessel contemplated by this paragraph the Mortgagor shall promptly furnish to the Mortgagee an officer’s certificate stating that such taking, requisition, charter or loss has occurred and, if such is the case, that the United States Government has agreed to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks covered pursuant to the requirements of Section 1.18(a).

(g) Additional Provisions.

(i) All insurance required under this Section 1.18 shall, unless otherwise first agreed in writing by the Mortgagee, provide that (A) there shall be no recourse against the Mortgagee for the payment of premiums, supplemental or back calls or commissions, warranties or representations to underwriters, (B) if such insurance provides for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee for the payment thereof, (C) the policies shall provide for severability of interest as through separate policies were issued to each additional insured, except with respect to the limits of liabilities, (D) at least thirty (30) days’ prior written notice of any cancellation, reduction in amount or other material reduction in coverage of such insurance (seven (7) days prior written notice in the case of war risk insurance, but subject to the automatic cancellation provisions in war risk coverages) shall be given to the Mortgagee by the insurance underwriters, (E) no insurance shall be invalidated by any assignment of any charters of any Vessel, and (F) the insurers agree to advise Mortgagee promptly in writing of any default in the payment of any premium and of any other act or omission of which such insurer has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy.

(ii) The Mortgagor shall not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section 1.18 shall or may be suspended, impaired or defeated, or suffer or permit any Vessel to engage in any voyage or any activity not permitted under policies of insurance satisfactory to the Mortgagee in all respects for such voyage or the engaging in of such activity. Mortgagee may maintain its own policies of insurance on and with respect to the Vessels, provided that no such policies shall interfere with the ability of the Mortgagor to procure the coverages required to be procured by it hereby and none of such policies need be contributory to satisfy the obligations of Mortgagor or the requirements of the insurances required by this Section 1.18.

(iii) The Mortgagor shall, on behalf and for the benefit of itself and the Mortgagee, (A) when required by law, maintain Certificates of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act, as amended inter alia by the Oil Pollution Act of 1990, and (B) maintain such additional coverage for the Vessels in respect of pollution liability as may be required by law now or hereafter in effect or customary among owners of similar vessels engaged in trade in the United States from time to time. Mortgagor shall provide, for Mortgagee’s benefit, freight, demurrage and defense insurance to cover any legal defense costs.

Section 1.19 Reimbursement of Mortgagee. In the event that Mortgagor shall fail to obtain or maintain insurance in accordance with the provisions of this Mortgage, Mortgagee shall have the right to obtain, and pay the premiums on, such insurance as the Mortgagee reasonably deems necessary. The Mortgagor shall reimburse the Mortgagee on demand, with interest (at the interest rate applicable to overdue principal under the provisions of the Notes) for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing protection in respect of insurance, discharge or purchase of any liens, taxes, dues, assessments, governmental charges, fines and penalties imposed, repairs, attorneys’ fees and other matters as the Mortgagor is obligated herein to provide, but fails to provide. Such obligation of the Mortgagor to reimburse the Mortgagee, together with interest as provided above, shall be an additional indebtedness due from the Mortgagor, secured by this Mortgage, and shall be payable by the Mortgagor on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Mortgagor or to any other Person to take any such action or make any such expenditures, nor shall the making thereof relieve the Mortgagor of any Mortgage Event of Default in that respect.

Section 1.20 Reports. Mortgagor shall furnish to the Mortgagee annually and not less than 15 days prior to the renewal or replacement of each policy or entry thereafter, a report and an original signed certificate of insurance by a nationally recognized first-class marine insurance broker acceptable to the Mortgagee, describing in reasonable detail the insurance then carried and maintained on and with respect to the Vessels and certifying that such insurance complies with the terms hereof and certifying that the insurances are in the form, cover the risks and are in the amounts determined in accordance with Section 1.18 of this Mortgage, and that, in the opinion of such firm, the insurance then carried and maintained complies with the terms of said Section 1.18. Mortgagor shall obtain for the benefit of the Mortgagee the undertaking of Mortgagor’s insurance agent or broker to promptly advise the Mortgagee in writing of any act or omission of which such agent or broker has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy.

ARTICLE II

MORTGAGE EVENT OF DEFAULTS

Section 2.01 Mortgage Event of Defaults. For the purposes hereof, the occurrence and continuance of an Event of Default under (and as defined in) the Indenture shall be a “Mortgage Event of Default” hereunder.

ARTICLE III

REMEDIES; APPLICATION OF PROCEEDS

Section 3.01 Sale, etc. During the continuance of any Mortgage Event of Default, the Mortgagee shall have the right to pursue and enforce any of its rights and remedies under the Indenture and any other Note Document and, in addition, Mortgagee may do any one or more of the following as it may elect:

(a) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the U.S. Code, Tit. 46, Ch. 313, as amended, or other applicable law including the laws of any other applicable jurisdiction;

(b) Bring suit at law, in equity or in admiralty or initiate and prosecute such other judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any and all sums due, or declared due, on the Loan, and all other obligations due, with the right to enforce payment of said sums against any assets of the Mortgagor, whether they are covered by this Mortgage or otherwise;

(c) Take possession of the Vessels or any of them with or without legal proceedings, at any place where it or they may be found; and the Mortgagor or any person in possession of the Vessels or any of them, forthwith upon request by the Mortgagee, as mortgage creditor, shall deliver possession to the Mortgagee, and the Mortgagee shall have the right, without being responsible for loss or damage, to lay up, hold, charter, lease, operate or otherwise use any of the Vessels for such period and under such conditions as it may deem most expedient for its interest, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, returns, premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of any Vessel or in respect of any insurance thereon from any Person whomsoever, accounting only for net profits, if any, arising from such use and charging against all receipts from such use or from the sale of such Vessel by court proceedings or pursuant to subsection (d) of this Section 3.01 below, all costs, expenses (including without limitation attorneys’ fees and disbursements), charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to it to take the Vessels and shall take them, the Mortgagee shall have the right to dock the Vessels at any dock, pier or other premises owned or leased by the Mortgagor without charge, or at any other place at the cost and expense of the Mortgagor;

(d) Take and enter into possession of any of the Vessels, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee without being responsible for loss or damage, sell it at any place or places and at such time or times as the Mortgagee may specify, at public or private sale, by sealed bids or otherwise, on such terms and conditions as the Mortgagee deems best, free of any claim, commitment or encumbrance, regardless of the nature thereof, in favor of the Mortgagor and, except as provided by law, in favor of any other person, upon advance notice of ten (10) consecutive days published in any newspaper authorized to publish such legal notices in the hailing port and the places of sale of such Vessels and by sending notice of each such sale at least fourteen (14) days prior to the date fixed for such sale, by mail, to the Mortgagor. In the event that any Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale. Sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and, without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing such Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any public sale, and shall have the right to credit on the purchase price any and all sums of money due to the Mortgagee hereunder or to the Mortgagee under the Indenture, any other Note Document or under any other instrument evidencing any Note Obligation.

Section 3.02 Finality of Sale. A sale of any Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any Mortgage Event of Default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof. In case of any such sale, any purchaser who is the holder of this Mortgage shall be entitled, for the purpose of making settlement or payment for such Vessel, to apply the balance due under this Mortgage or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid. At any such sale, the holder of this Mortgage may bid for and purchase any Vessel and upon compliance with the terms of sale may hold, retain and dispose of such Vessel without further accountability. At any such sale, the Mortgagee may bid for the purchase of such Vessel and upon compliance with the terms of sale may hold and retain and dispose of such Vessel without further accountability therefor.

Section 3.03 Powers and Rights of Mortgagee upon Occurrence of a Mortgage Event of Default.

(a) Sale. For the purpose of Section 3.01 and Section 3.02, the Mortgagor does hereby irrevocably appoint the Mortgagee and its successors and assigns the true and lawful attorneys-in-fact of the Mortgagor, in its name and stead, to make all necessary transfers of the Vessels or any of them, and for that purpose the Mortgagee may execute all necessary instruments of assignment and transfer (including bills of sale), the Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any sale of any Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

(b) Revenues and Proceeds of the Vessels. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, upon the happening and during the continuation of any Mortgage Event of Default in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessels or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing, the Mortgagor hereby confirming and ratifying the same.

(c) Additional Rights. The Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, and including, without limitation, in any suit to enforce any of its rights, powers or remedies, if a Mortgage Event of Default shall have occurred and be continuing and shall not have been waived by the Mortgagee, the Mortgagee shall be entitled as a matter of right and not as a matter of discretion (i) to the appointment of a receiver or receivers of the Vessels or any of them and collection of the freights, hire, earnings, issues, revenues, income and profits due or to become due arising from any operation of such Vessels, and any receiver or receivers so appointed shall have full right and power to use and operate the Vessels, and (ii) to a decree ordering and directing the sale and disposal of the Vessels or any of them, and the Mortgagee may become the purchaser at such sale and shall have the right to credit on the purchase price any and all sums of money due hereunder or to the Mortgagee under the Indenture, any other Note Document or under any other instrument evidencing any Note Obligation. The Mortgagee shall not be required to have any Vessel marshaled (upon any sale of such Vessel pursuant to this Mortgage or otherwise) or be required to realize on any other Collateral prior to realization on any Vessel.

(d) Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to the Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 3.04 Application of Proceeds. The proceeds of any sale and net earnings derived from the operation, use, charter, or any other employment of any Vessel by the Mortgagee, as mortgage creditor, and within any of the powers and authority above given, as well as the proceeds of any judgment which the Mortgagee may obtain by reason of the breach or failure to perform any of the terms of this Mortgage, as well as the proceeds of any claim for damage received by the Mortgagee while exercising the powers and the authorities above given, shall be applied by the Mortgagee as provided in the Indenture.

(a) In the event the proceeds and the net earnings referred to in this Section 3.04 should be insufficient to pay the sum total of the Note Obligations under the Note Documents, then the Mortgagee, as mortgage creditor, shall have the right to collect and to receive from the Mortgagor, or from any other person or persons who may be chargeable in respect thereof, such amount as will fully pay any remaining deficiency with respect to such obligations under this Mortgage and the other Note Documents. In any action to enforce the Mortgage whether in rem or in personam, in admiralty, in equity or at law, Mortgagor hereby waives any right to trial by jury.

Section 3.05 No Obligation. The parties agree that the grant of the powers provided to the Mortgagee pursuant to this Article III and Article IV shall not be deemed to create an obligation on the part of the Mortgagee to take any one or more of the actions herein or therein described.

ARTICLE IV

GENERAL POWERS OF MORTGAGEE

(a) Arrest or Detention of Vessels. In the event that any Vessel shall be arrested or detained by a Marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other Person, the Mortgagor does hereby authorize and empower the Mortgagee, from the date of arrest or detention, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

(b) Suits. The Mortgagor also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors or assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of any alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them may seem proper towards the defense of such suit and the discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

ARTICLE V

INDEMNITY

Section 5.01 Limitation on Duty of Mortgagee in Respect of Vessels. Notwithstanding anything to the contrary set forth in this Mortgage or in any other Note Document, the Mortgagee shall not be responsible for filing any instruments, deeds, conveyances, mortgages or assurances or recording any documents or instruments in any public office or placing or displaying this Mortgage or any notices at any time or times or otherwise perfecting or maintaining the perfection of any lien in the Vessels. The Mortgagee shall be deemed to have exercised reasonable care in the custody of any of the Vessels or any part thereof, which may come into its possession if the Vessels are accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Vessels or any part thereof, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Mortgagee in good faith

Notwithstanding anything to the contrary set forth in this Mortgage or in any other Note Document, the Mortgagee shall not be responsible for the existence, genuineness or value of any of the Vessels, or for the validity, perfection, priority or enforceability of the liens in the Vessels, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Vessels or any agreement or assignment contained therein, for the validity of the title of the Mortgagor to the Vessels, for insuring the Vessels, for the payment of taxes, charges, assessments or Liens upon the Vessels or otherwise as to the maintenance of the Vessels. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage or any other Note

Document by the Mortgagor or any other party to such documents. The Mortgagee makes no representation as to the validity or adequacy of this Mortgage.

Section 5.02 Incorporation by Reference; Indemnity and Expenses.

(a) The rights, privileges, protections and benefits given to the Trustee under the Indenture are extended to, and shall be enforceable by, the Trustee, in its capacity as Mortgagee, under this Mortgage in connection with the execution, delivery and administration of this Mortgage and any action taken by or omitted to be taken by the Mortgagee in connection with its appointment and performance under this Mortgage.

(b) The Mortgagor assumes liability for, and agrees to indemnify and hold the Mortgagee and its officers, employees and agents harmless from, all claims, costs, expenses (including, without limitation, legal expenses), damages, losses and liabilities arising from or pertaining to this Mortgage (including the enforcement of this Mortgage) or the ownership, use, possession or operation of the Vessels; provided that Mortgagor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Mortgagee. The agreements and indemnities contained in this Article shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Notes and Note Obligations.

(c) Without limiting the rights afforded to the Mortgagee and its officers, employees and agents pursuant to paragraph (b) of this Section 5.02 or otherwise, the Mortgagor will, upon demand, pay to the Mortgagee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Mortgagee may incur in connection with (i) the execution and administration of this Mortgage, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Vessels, (iii) the exercise or enforcement of any of the rights of the Mortgagee hereunder, and (iv) the failure of the Mortgagor to perform or observe any of the provisions hereof.

ARTICLE VI

SUNDRY PROVISIONS

Section 6.01 Cumulative Remedies; No Waiver. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power in the pursuance of any remedy specified in Article 3 accruing upon any Mortgage Event of Default hereof shall impair any such right, power or remedy or be construed to be a waiver of any such Mortgage Event of Default or an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any part of the indebtedness secured by this Mortgage or of any payment on account of any past Mortgage Event of Default be construed to be a waiver of any right to take advantage of any future Mortgage Event of Default or of any past Mortgage Event of Default not completely cured thereby.

Section 6.02 Further Assurances. In the event that this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the rights and powers granted to the Mortgagee herein, then, from time to time, the Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered such other and further assurances and documents as in the opinion of the Mortgagee may reasonably be required in order to more effectively subject the Vessels to the lien of this Mortgage or more effectively subject the Vessels to the performance of the terms and provisions of this Mortgage, or to enable this Mortgage continuously to enjoy the status of a “preferred” mortgage.

Section 6.03 No Waiver of Preferred Status. No provision of this Mortgage shall be deemed to constitute a waiver by the Mortgagee of the preferred status hereof given by the U.S. Code, Tit. 46, Ch. 313, as amended, and any provision of this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force or effect.

Section 6.04 Survival of Agreements. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Mortgage shall survive the execution of this Mortgage and shall continue in full force and effect until all sums secured hereby shall have been paid in full, and the same shall bind and inure to the benefit of the respective successors and assigns of the Mortgagor and the Mortgagee.

Section 6.05 Notices. All notices and other communications required or permitted to be given hereunder shall be given in the manner set forth in Section 12.02 of the Indenture.

Section 6.06 Counterparts; Amendments. This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original. No amendment, modification, or waiver of any provision of this Mortgage, and no consent with respect to any departure of the Mortgagor therefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article IX of the Indenture.

Section 6.07 Nature of Agreements Hereunder. The agreements, terms, conditions, rights, remedies and indemnities provided herein are in addition to, not in limitation of, and shall not be limited by, each of the agreements, terms, conditions, rights, remedies and indemnities contained in the Indenture.

Section 6.08 Recording. For purposes of this Mortgage and for purposes of recording this Mortgage as required by 46 U.S. Code, Ch. 313, the total amount of this Mortgage is EIGHTY-FIVE MILLION UNITED STATES DOLLARS ($85,000,000)]

plus interest, costs, expenses and performance of Mortgage covenants; the discharge amount is the same as the total amount and there is no separate discharge amount.

Section 6.09 Construction. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, Mortgagor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10 Governing Law. This Mortgage shall be governed by the laws of the United States and, to the extent no law of the United States applies then by the laws of the State of New York.

Section 6.11 Resignation or Removal of Trustee. If the Trustee resigns or is removed in accordance with the terms of the Indenture, such retiring Trustee shall cease to be a party to this Mortgage and all obligations imposed upon such retiring Trustee in its capacity as Mortgagee pursuant to this Mortgage shall be terminated as to such retiring Trustee and deemed to be imposed upon the successor Trustee appointed pursuant to the terms of the Indenture.

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first above written.

TRAILER BRIDGE, INC.

By:

Name:

Title:

Signature Page

Fleet Mortgage

1

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On this 30th day of November, 2004, before me personally came William G. Gotimer, Jr. to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and General Counsel of TRAILER BRIDGE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the board of directors of said corporation.

(Notary Public)

Signature Page

Fleet Mortgage

2

SCHEDULE I

VESSELS AND BARGES

Vessel	Official No.
Barge SAN JUAN – JAX BRIDGE	667317
Barge JAX – SAN JUAN BRIDGE	667879
Floating Ramp 575	544556

As used herein, the term “Barges” means, collectively, the Barge SAN JUAN - JAX BRIDGE (Official No. 667317) and the Barge JAX – SAN JUAN BRIDGE (Official No. 667879).

Schedule I - Page 1

ANNEX I

Indenture

[A copy of the Indenture is attached.]

Annex I - Page 1